February 25, 1997

Mr. Douglas McCorkindale, President
First Financial Fund, Inc.
The High Yield Plus Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4072

Dear Mr. McCorkindale:

This is to confirm that the client-auditor relationship between Deloitte & Touche llp and the following Prudential Mutual Funds has been terminated:

     First Financial Fund, Inc.
     The High Yield Plus Fund, Inc.

Yours truly,

DELOITTE & TOUCHE LLP
New York, New York


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 5th Street, N.W.
     Washington, D.C.  20549